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EFP ROTENBERG LLP
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INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
SORL Auto Parts, Inc. and Subsidiaries
Ruian City, Zhejiang Province
People's Republic of China

As successor by merger, effective October 1, 2009, to the registered public accounting firm Rotenberg & Co., LLP, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3.

EFP Rotenberg, LLP

EFP Rotenberg LLP
Rochester, New York
March 26, 2010